Exhibit 99.1

Contact:Will Davis

Director of Investor Relations
Phone: (o) 540-946-6930; (c) 917-519-6994
Email: davisw@lumosnet.com

Lumos Networks Corp. Reports Third Quarter 2013 Financial Results

Delivers 3Q13 Revenue of $51.6 Million and Adjusted EBITDA of $23 Million

Maintains 2013 Financial Guidance of $208 Million in Revenue and $97 Million in Adjusted EBITDA

Cash Dividend of $0.14 per Share Declared

WAYNESBORO, VA – October 31, 2013 – Lumos Networks Corp. (“Lumos Networks” or “the Company”) (Nasdaq: LMOS), a fiber-based service provider of data, voice and IP-based telecommunication services in the Mid-Atlantic region, today announced financial results for its third quarter of 2013.

Total revenue for the third quarter of 2013 was $51.6 million, compared to $52.0 million for the third quarter of 2012 and $52.3 million in the second quarter of 2013.  Total Adjusted EBITDA was $23.0 million for the third quarter of 2013, compared to $22.3 million in the third quarter of 2012 and $24.6 million in the second quarter of 2013.

“While our results in the third quarter of 2013 were below our expectations, we are maintaining our 2013 financial guidance of $208 million for revenue and $97 million for Adjusted EBITDA,” said Tim Biltz, CEO of Lumos Networks. “In the third quarter of 2013, Lumos Networks delivered total Strategic Data revenue of $30.4 million, equal to nearly 59% of total revenue and representing a year-over-year increase of over 11%.  The percentage of total revenue derived from Strategic Data increased by over 6% from the prior year period.”

Mr. Biltz continued, “We are beginning to see positive results from our plans to accelerate Strategic Data revenue growth and we project that sequential revenue in this segment will increase from 1.4% in the third quarter to over 2% in the fourth quarter.  Additionally, we estimate that our operating expenses in the fourth quarter of 2013 will be lower than the third quarter.”

“Therefore, we expect our Adjusted EBITDA to improve on a sequential basis in the fourth quarter,” Mr. Biltz said. “For the full year 2013, we are on track to post overall revenue growth, Strategic Data revenue growth of nearly 12% and Adjusted EBITDA growth of over 9%.”

Highlights

•

The Company ended the quarter with 540 fiber to the cell (“FTTC”) site installations, up 75 sequentially, which represents a year-over-year increase in total FTTC sites of 107%.   Lumos Networks expects to end 2013 with over 600 installed sites and maintains its target for 1,500 sites within the next few years.

•

The Company’s project to upgrade its internal systems is off to a good start and is expected to drive operating efficiencies, improve customer facing capabilities and streamline business processes as we progress through 2014.

•

At the end of the third quarter, Lumos Networks officially “lit up” its metro fiber network in Richmond, Virginia and has pre-sold approximately $1.4 million in annualized revenue in that market, with the vast majority being strategic data.

•

On October 30, 2013, the Board of Directors of Lumos Networks declared a dividend on its common stock in the amount of $0.14 per share to be paid on January 9, 2014 to stockholders of record on December 12, 2013.

Business Outlook

In the fourth quarter of 2013, the Company expects revenue to be $51 to $52 million and Adjusted EBITDA $24 to $25 million.  For the full year 2013, the Company is maintaining its guidance of $208 million for revenue and $97 million for Adjusted EBITDA.

Please see the schedules accompanying this release for additional financial guidance, including reconciliations of non-GAAP measures to GAAP results.

Statements made are based on management’s current expectations.  These statements are forward-looking and actual results may differ materially.  Please see “Special Note from the Company Regarding Forward-Looking Statements.”

Conference Call

A conference call and simultaneous webcast, hosted by Timothy G. Biltz, CEO, Harold L. Covert, CFO, and Will Davis, Director of Investor Relations, to review these financial and operational results and financial guidance will be held at 8:30 A.M. (ET) on October 31, 2013.

The webcast may be accessed via the Internet at http://ir.lumosnetworks.com/ and the live call (“Lumos Networks Third Quarter 2013 Earnings Conference Call”) may be accessed with the following numbers:

Domestic: 1-888-317-6016

International: 1-412-317-6016

Canada: 1-855-669-9657

The conference call will be archived and available for replay through November 11, 2013 before 9:00 A.M. (ET) and may be accessed with the following numbers:

Domestic:  1-877-344-7529

International: 1-412-317-0088

Replay pass codes: Conference ID: 10030620

The webcast will also be archived and the replay may be accessed at http://ir.lumosnetworks.com/.

About Lumos Networks

Lumos Networks is a fiber-based service provider in the Mid-Atlantic region serving carrier, business and residential customers over a dense fiber network offering data, voice and IP services. With headquarters in Waynesboro, VA, Lumos Networks serves Virginia, West Virginia and portions of Pennsylvania, Kentucky, Ohio, and Maryland over a fiber network of approximately 5,800 long haul miles.  Detailed information about Lumos Networks is available at www.lumosnetworks.com.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to Lumos Networks before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, net income or loss attributable to noncontrolling interests, other expenses/income, equity based compensation charges, acquisition related charges, amortization of actuarial losses on retirement plans, employee separation charges, restructuring related charges, gain or loss on settlements and gain or loss on interest rate derivatives.  Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to operating revenues.

Adjusted EBITDA is a non-GAAP financial performance measure.  It should not be considered in isolation or as an alternative to measures determined in accordance with GAAP.  Please refer to the schedules herein and our SEC filings for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications and high speed data transport industry; our ability to offset expected revenue declines in legacy voice and access products related to the recent regulatory actions, wireless substitution, technology changes and other factors; our ability to effectively allocate capital and implement  our “edge-out” expansion plans in a timely manner; our ability to complete customer installations in a timely manner; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; our ability to maintain and enhance our network; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Reports filed on Forms 10-K and our Quarterly Reports filed on Forms 10-Q.

Exhibits:

•	Condensed Consolidated Balance Sheets
•	Condensed Consolidated Statements of Income
•	Condensed Consolidated Statements of Cash Flows
•	Summary of Operating Results, Customer and Network Statistics
•	Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income
•	Reconciliation of Operating Income to Adjusted EBITDA
•	Business Outlook

Lumos Networks Corp.
Condensed Consolidated Balance Sheets
	September 30, 2013	December 31, 2012
(In thousands)

ASSETS
Current Assets
Cash	$58,072	$2
Restricted cash [1]	4,324	5,303
Accounts receivable, net	23,834	22,676
Other receivables	1,289	2,400
Income tax receivable	1,708	954
Prepaid expenses and other	4,265	5,136
Deferred income taxes	2,474	3,357
Total Current Assets	95,966	39,828

Securities and investments	601	462

Property, plant and equipment, net	362,527	336,589

Other Assets
Goodwill	100,297	100,297
Other intangibles, net	27,527	34,895
Deferred charges and other assets	7,596	4,448
Total Other Assets	135,420	139,640

Total Assets	$594,514	$516,519

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$5,422	$7,900
Accounts payable	9,813	17,453
Dividends payable	3,080	3,013
Advance billings and customer deposits	13,659	13,527
Accrued compensation	2,431	1,742
Accrued operating taxes	5,153	3,838
Other accrued liabilities	4,208	6,284
Total Current Liabilities	43,766	53,757

Long-Term Liabilities
Long-term debt	375,288	304,325
Retirement benefits	29,196	30,413
Deferred income taxes	67,175	59,313
Other long-term liabilities	2,862	3,500
Income tax payable	432	609
Total Long-term Liabilities	474,953	398,160

Stockholders' Equity	75,122	64,050
Noncontrolling Interests	673	552
Total Equity	75,795	64,602

Total Liabilities and Equity	$594,514	$516,519

[1] During 2010, the Company received a Federal stimulus award providing 50% funding to bring broadband services and infrastructure     to Alleghany County, Virginia.  The Company was required to deposit 100% of its grant ($8.1 million) into pledged accounts in advance of any reimbursements, to be drawn down ratably following reimbursement approvals.

Lumos Networks Corp.
Condensed Consolidated Statements of Income
	Three months ended September 30,		Nine months ended September 30,
(In thousands, except per share amounts)	2013	2012	2013	2012

Operating Revenues	$51,627	$51,977	$156,472	$154,192

Operating Expenses
Network access costs	10,342	11,529	31,997	35,471
Selling, general and administrative [1,2]	21,731	19,752	58,647	59,341
Depreciation and amortization	11,169	9,650	31,528	27,673
Accretion of asset retirement obligations	31	32	95	93
Gain on settlements, net	-	(2,335)	-	(2,335)
Restructuring charges	10	-	50	-
Total Operating Expenses	43,283	38,628	122,317	120,243
Operating Income	8,344	13,349	34,155	33,949

Other Income (Expenses)
Interest expense	(3,841)	(3,064)	(10,375)	(8,980)
Loss on interest rate derivatives	(564)	(263)	(110)	(555)
Other income (expense), net	78	24	(804)	55

Income Before Income Tax Expense	4,017	10,046	22,866	24,469

Income Tax Expense	1,464	3,589	9,037	9,985
Net Income	2,553	6,457	13,829	14,484

Net Income Attributable to Noncontrolling Interests	(16)	(115)	(121)	(80)
Net Income Attributable to Lumos Networks Corp.	$2,537	$6,342	$13,708	$14,404

Basic and Diluted Earnings per Common Share Attributable to Lumos Networks Corp. Stockholders:

Earnings per share - basic	$0.12	$0.30	$0.63	$0.69
Earnings per share - diluted	$0.11	$0.30	$0.62	$0.67

Cash Dividends Declared per Share - Common Stock	$0.14	$0.14	$0.42	$0.42

[1] Includes equity-based compensation charges related to all of the Company’s share-based awards and the Company’s 401(k) matching contributions of $3.2 million and $1.1 million for three months ended September 30, 2013 and 2012, respectively, and $5.5 million and $2.9 million for the nine months ended September 30, 2013 and 2012, respectively.

[2] For the nine months ended September 30, 2012, selling, general and administrative expenses includes a $2.0 million charge related to the recognition of employee separation benefits which were provided for in the separation agreement of an executive officer who left the Company in April 2012.

Lumos Networks Corp.
Condensed Consolidated Statements of Cash Flows
	Nine months ended September 30,
(In thousands)	2013	2012

Cash Flows from Operating Activities:
Net income	$13,829	$14,484
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	24,160	19,323
Amortization	7,368	8,350
Accretion of asset retirement obligations	95	93
Deferred income taxes	9,006	9,122
Loss on interest rate derivatives	110	555
Equity-based compensation expense	5,536	2,887
Amortization of debt issuance costs	907	606
Write off of unamortized debt issuance costs	890	-
Gain on settlement	-	(3,035)
Retirement benefits, net of contributions and distributions	(289)	154
Excess tax benefits from share-based compensation	(622)	-
Other	(172)	(34)
Changes in operating assets and liabilities, net	(6,523)	1,697
Net Cash Provided by Operating Activities	54,295	54,202

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(45,721)	(43,925)
Broadband network expansion funded by stimulus grant	(29)	(842)
Change in restricted cash	979	804
Cash reimbursement received from broadband stimulus grant	979	804
Purchase of tradename asset	-	(333)
Other	-	(26)
Net Cash Used in Investing Activities	(43,792)	(43,518)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	375,000	-
Payment of debt issuance costs	(4,872)	-
Principal payments on senior secured term loans	(308,188)	(1,500)
Borrowings from revolving credit facility	15,000	7,783
Principal payments on revolving credit facility	(18,521)	(18,066)
Termination payments of interest rate swaps	(858)	-
Cash dividends paid on common stock	(9,133)	(8,945)
Principal payments under capital lease obligations	(1,337)	(604)
Proceeds from stock option exercises and employee stock purchase plan	349	98
Excess tax benefits from share-based compensation	622	-
Other	(495)	5
Net Cash Provided by (Used in) Financing Activities	47,567	(21,229)
Increase (decrease) in cash	58,070	(10,545)
Cash:
Beginning of Period	2	10,547
End of Period	$58,072	$2

Lumos Networks Corp.
Operating Results, Customer and Network Statistics
(Dollars in thousands)	Three months ended:					Nine Months Ended:
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	September 30, 2013	September 30, 2012
Revenue and Adjusted EBITDA
Revenue
Enterprise Data	10,189	10,119	9,935	9,906	9,662	30,243	27,724
Carrier Data	15,438	15,055	14,945	14,363	13,001	45,438	38,144
IP Services	4,758	4,780	4,781	4,730	4,689	14,319	13,886
Total Strategic Data	30,385	29,954	29,661	28,999	27,352	90,000	79,754
Legacy Voice	14,063	14,329	14,884	15,399	16,074	43,276	49,004
Access	7,179	8,028	7,989	8,281	8,551	23,196	25,434
Total Revenue	51,627	52,311	52,534	52,679	51,977	156,472	154,192

Adjusted EBITDA[1]
Strategic Data	12,563	13,331	13,723	13,629	12,581	39,617	37,008
Legacy Voice	5,162	5,178	4,988	3,835	3,808	15,328	11,272
Access	5,321	6,042	5,984	5,747	5,892	17,347	17,398
Total Adjusted EBITDA	23,046	24,551	24,695	23,211	22,281	72,292	65,678
Adjusted EBITDA Margin[1]	44.6%	46.9%	47.0%	44.1%	42.9%	46.2%	42.6%
Capital Expenditures	18,997	11,692	15,032	15,956	14,937	45,721	43,925
Adjusted EBITDA less Capital Expenditures	4,049	12,859	9,663	7,255	7,344	26,571	21,753

Customer and Network Statistics
Customer Statistics
Competitive voice connections [2]	98,296	102,189	105,695	110,261	112,709	98,296	112,709
Total Broadband Connections [3]	47,190	42,607	42,110	39,950	40,401	47,190	40,401
Video Subscribers	5,078	4,767	4,666	4,549	4,390	5,078	4,390

Network Statistics
On-Network Buildings [4]	1,303	1,273	1,235	1,196	1,150	1,303	1,150
Fiber to the Cell Sites [4]	540	465	405	370	261	540	261

RLEC Total Access Lines	29,518	30,129	30,643	31,203	31,708	29,518	31,708

1 Adjusted EBITDA is a non-GAAP measure. See definition on page 2 of this earnings release. Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to Total Revenue.
2 Includes customer Primary Rate Interface (PRI) line equivalents at 23 lines per PRI. Excludes intercompany PRI lines.

3 Includes customers or customer equivalents for DSL, dedicated Internet access, wireless portable broadband, broadband over fiber and metro Ethernet.  All revenues from broadband products are recorded in the operating revenues of our strategic data segment.

4 Includes statistics for legacy markets only, excluding FiberNet, through September 30, 2013

Note: Certain prior period revenue amounts have been reclassified to conform with the current year presentation.

Lumos Networks Corp.
Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income
(In thousands)
	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Net Income Attributable to Lumos Networks Corp.	$2,537	$6,342	13,708	$14,404
Net Income Attributable to Noncontrolling Interests	16	115	121	80
Net Income	2,553	6,457	13,829	14,484

Interest expense	3,841	3,064	10,375	8,980
Loss on interest rate derivatives	564	263	110	555
Income tax expense	1,464	3,589	9,037	9,985
Other (income) expense, net	(78)	(24)	804	(55)
Operating Income	$8,344	$13,349	$34,155	$33,949

Lumos Networks Corp.
Reconciliation of Operating Income to Adjusted EBITDA

(Dollars in thousands)	2013	2012

For The Three Months Ended September 30
Operating Income	$8,344	$13,349
Depreciation and amortization and accretion of asset retirement obligations	11,200	9,682
Sub-total:	19,544	23,031
Amortization of actuarial losses	309	446
Equity based compensation	3,183	1,099
Restructuring charges	10	-
Employee separation charges [1]	-	40
Gain on settlements, net[2]	-	(2,335)
Adjusted EBITDA	$23,046	$22,281
Adjusted EBITDA Margin	44.6%	42.9%

For The Nine Months Ended September 30
Operating Income	$34,155	$33,949
Depreciation and amortization and accretion of asset retirement obligations	31,623	27,766
Sub-total:	65,778	61,715
Amortization of actuarial losses	928	1,336
Equity based compensation	5,536	2,887
Restructuring charges	50	-
Employee separation charges [1]	-	2,075
Gain on settlements, net[2]	-	(2,335)
Adjusted EBITDA	$72,292	$65,678
Adjusted EBITDA Margin	46.2%	42.6%

[1] For the nine months ended September 30, 2012, selling, general and administrative expenses include a $2.0 million charge related to the recognition of employee separation benefits which were provided for in the separation agreement of an executive officer who left the Company in April 2012.

[2] The Company recognized a net pre-tax gain of approximately $2.3 million in the third quarter of 2012 in connection with the settlement of outstanding matters related to a prior acquisition and the settlement of an outstanding lawsuit.

Lumos Networks Corp.
Business Outlook [1] (as of October 31, 2013)
(In millions)	2013 Guidance [1]
	Fourth Quarter 2013			2013 Annual
Operating Revenues	$ 51	to	$ 52	approximately $208

Adjusted EBITDA	$ 24	to	$ 25	approximately $97

Capital Expenditures	$ 20	to	$ 24	$ 65	to	$ 70

Cash and Cash Equivalents (at end of period)	$ 48	to	$ 50	$ 48	to	$ 50

Reconciliation of Operating Income to Adjusted EBITDA
Operating Income	$ 12	to	$ 13	approximately $46
Depreciation and amortization	approximately $11			approximately $43
Equity based compensation charges	approximately $1			approximately $7
Amortization of actuarial losses	< $1			approximately $1
Adjusted EBITDA	$ 24	to	$ 25	approximately $97

[1] These estimates are based on management’s current expectations.  These estimates are forward-looking and actual results may differ materially.  Please see “Special Note from the Company Regarding Forward-Looking Statements" in the Lumos Networks Corp. third quarter 2013 earnings release dated October 31, 2013.